Exhibit 99.1

SupportSoft Announces Retirement Plans for CEO

Redwood City, Calif., March 13, 2006 - SupportSoft, Inc. (NASDAQ: SPRT), a leading provider of Real-Time Service Management (RTSM™) software, today announced that Radha R. Basu will retire as CEO to focus her efforts on non-profit work. Ms. Basu has been CEO since she joined SupportSoft in July, 1999. Ms. Basu will remain in her current role as CEO until her successor is on board and will continue to serve as Chairman of the Board of Directors. Ms. Basu, along with board members Manuel Diaz and Casey Eichler, comprise the search team chartered by the Board to select the best successor as CEO and to ensure a smooth transition.

“I want to thank Radha for her contributions to the success of SupportSoft over the last seven years,” said Manuel Diaz, Lead Independent Director for the SupportSoft Board of Directors. “Under Radha’s strong leadership, SupportSoft has become a recognized leader in the worldwide service and support automation market and has built a solid foundation for growth. All of us associated with SupportSoft recognize Radha’s passion, dedication and commitment and wish her well in the next phase of her career in non-profit.”

“SupportSoft has been my life for the last seven years. It is an incredible company with a very special team that makes me feel fortunate to come to work everyday,” said Radha Basu, Chairman and CEO of SupportSoft, Inc. “Maintaining close relationships with customers has been a unique aspect of being at SupportSoft and I will continue to do this over the next few months as I transition from my current role as CEO. The Company has excellent prospects, an exceptional team, unique technologies, strong financials and loyal, committed customers. As a member of the Board of Directors, I look forward to working with SupportSoft as it continues to grow its leadership position in an exciting and dynamic market.”

About SupportSoft

SupportSoft is a leading provider of Real-Time Service Management (RTSM™) software designed to automatically resolve IT technical problems for enterprises and enable triple play service automation for VoIP, video or broadband delivery by service providers to their customers. Digital service providers benefiting from SupportSoft solutions include Belgacom, BellSouth, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TeliaSonera and UPC. Enterprises that have licensed SupportSoft software for IT requirements include ADP, Bank of America, BT, Kimberly-Clark, Marriott International, Procter & Gamble, Sony, Symantec and Thomson Financial. Managed service providers that utilize the Company’s solutions to provide outsourced services to their enterprise customers include CGI, CompuCom, CSC and IBM. For more information visit www.supportsoft.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to SupportSoft’s prospects,

SupportSoft’s ability to successfully recruit a CEO candidate, Ms. Basu’s continued participation with the Company and the Board during this recruitment process and beyond and the smooth transition to a new CEO. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s ability to achieve broad adoption and acceptance of its Real-Time Service Management products and services, SupportSoft’s ability to address market opportunities in light of the recent restructuring of the Company, personal factors related to Ms. Basu as well as other risks detailed from time to time in its SEC filings, including those described in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Other Factors Affecting our Business and Operating Results” in its Quarterly Report on Form 10-Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release. For additional information relating to personnel changes announced today, please refer to SupportSoft’s Current Report on Form 8-K filed on the date of this release.

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